EXHIBIT 4.63

                LETTER AGREEMENT WITH BEAUREGARD HOLDINGS CORP.
                 DATED FEBRUARY 5, 2004 REGARDING OFFICE LEASE








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                                 OFFER TO LEASE

                            TERMINAL CITY CLUB TOWER

                                (THE "BUILDING")


DATE:             February 21,2004

BETWEEN:          BEAUREGARD HOLDINGS CORP.               (THE "LANDLORD")

                  3860 Moscrop Street
                  Burnaby, B.C. V5G 2C9


AND:              IMA EXPLORATION INC.                    (THE "TENANT")

                  709 - 837 West Hastings Street
                  Vancouver, B.C. V6C 3N6

The Tenant hereby offers to lease from the Landlord certain premises (the "Premises"), being a portion of the building located at 837 West Hastings Street, Vancouver, B.C. and generally known as Terminal City Club Tower (the "Building") on the following terms and conditions:


1 .     DESCRIPTION OF PREMISES

The Premises shall consist of approximately one thousand six hundred seventy five (1,675) rentable square feet of office space, being Suites 708 to 711 as shown outlined in heavy black line on the floor plan attached as Schedule "A". The Premises will be measured in accordance with the terms of the Lease described below.


2.      TERM

The term of the Lease shall be for three (3) years plus the part of the month, if any, from the Commencement Date to and including the last day of the month in which the term commences (the "Term"). The Term shall commence on the date (the "Commencement Date") which is the earlier of.

(a)     the Tenant occupying for business any part of the Premises; and

(b)     the later of the expiry of the Fixturing Period;

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"Fixturing  Period" means a period of thirty (30) days commencing on the date on which the Landlord  delivers  possession of the Premises to the Tenant  together
with  a  notice,  signed  by  the  Landlord,   confirming  that  the  Landlord's
Improvement Work has sufficiently progressed to permit the Tenant to commence and proceed with the Tenant's Improvement Work without undue interference from the Landlord.

3.      BASIC RENT

Tenant will pay to the Landlord Basic Rent of Thirty Dollars ($30.00) per rentable square foot of the Premises per annum plus Goods and Services Tax
(GST), payable in advance without deduction in equal monthly instalments on the first day of each and every month throughout the Term, commencing on the Commencement Date.

For the purposes of the Lease, the Term "Basic Rent" as used in this Offer to Lease shall mean the fixed monthly payments of rent due and payable under the Lease, whether characterized as "Basic Rent", "Minimum Rent" or otherwise under the Lease.

4.      PERMITTED USE

The Premises are to be used for the purpose of business offices of the Tenant or its affiliated companies and for no other purposes without the prior approval of the Landlord as set out in the Lease.


5.      TENANT RESPONSIBILITIES - ADDITIONAL RENT

In addition to Basic Rent plus GST, the Tenant shall pay for all other charges and expenses provided for in the Lease from and after the Commencement Date, including without limitation the Tenant's share of property taxes, corporation capital taxes, business taxes, water/sewer rates, building insurance, maintenance, management fees, heat, light and power but excluding internal janitorial services and lampage charges (the "Additional Rent") plus GST applicable to the foregoing. The Additional Rent is estimated at Fifteen Dollars ($15.00) per rentable square foot for 2004.


6.      LANDLORD'S IMPROVEMENT WORK

The Premises to be provided by the Landlord shall be on an "as is, where is" basis. All other leasehold improvements shall be at the Tenant's cost.


7.      TENANT'S IMPROVEMENT WORK


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For any  improvement  work,  the Tenant  shall be  required  to prepare  working drawings of the proposed improvement work and obtain the written consent of the Landlord before commencing the improvement work, such consent not to be unreasonably withheld. All improvement work shall be done at the Tenant's sole cost and expenses by qualified and licensed contractors and sub-contractors who shall be subject to the reasonable approval of the Landlord. All such Tenant improvement work shall be performed in a first class manner in accordance with the provisions of the Lease.


8.      PERMITS AND LICENSES

The Tenant shall be responsible for obtaining all necessary building permits and approvals as required by the relevant regulatory authorities for the Tenant's improvement work. Such permits and approvals must be secured before the Tenant commences its improvement work. If required by the municipal authorities, the Tenant shall also make application for an occupancy certificate for the Premises upon completion of the Tenant's improvement work.


9.      LEASE

The lease for the Premises shall be the Landlord's standard form of lease for the Premises, modified to include the provisions of this Offer to Lease and the Tenant's reasonable non-financial amendments (the "Lease"). The Landlord will deliver a copy of the standard form of lease to the Tenant within a reasonable period of time after acceptance of this Offer to Lease, and the Tenant shall have ten (10) days thereafter to review the standard form with its solicitor and approve of the same with or without amendments. Upon completion of the Landlord's review and approval of any non-financial amendments requested by the Tenant, the Landlord will prepare and deliver the Lease to the Tenant for execution. The Tenant agrees to execute and return the Lease to the Landlord forthwith upon receipt of the same, and in any event prior to taking possession of and commencing business operations in the Premises. If the Tenant takes possession of the Premises without executing the Lease, the Tenant shall be deemed to have executed the same and shall be bound by all of the provisions thereof, provided however the Tenant shall remain obligated to execute and deliver the Lease to the Landlord forthwith upon demand, and such failure to execute and deliver the Lease to the Landlord shall be a default under the terms of the Lease.


10.     TENANT'S CONDITIONS

This Offer to Lease is subject to the following conditions precedent, all of which are for the sole benefit of the Tenant:

(a) the Tenant obtaining budgetary quotations for the cost of the Tenant improvement work satisfactory to the Tenant;

(the "Tenant's Conditions"). The Tenant's Conditions shall be removed or waived by notice in writing from the Tenant to the Landlord within ten (10) business days of the Landlord's acceptance of this Offer to Lease, failing which this Offer


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to Lease shall be null and void and of no force or effect and the Deposit  shall be returned to the Tenant. The Landlord acknowledges the receipt of Ten Dollars ($10.00) and other good and valuable consideration to be retained by the Landlord as consideration for keeping this Offer to Lease open for acceptance until the time for removal or waiver of the Tenant's Conditions has expired.


11.     LANDLORD'S CONDITIONS

This Offer to Lease is subject to the following conditions precedent, all of which are for the sole benefit of the Landlord:

(a) the Landlord determining that the Tenant and the Guarantor have sufficient financial strength to perform all their obligations under this Offer to Lease;

(b) the Landlord receiving a 100% undivided interest in the office units comprising the Premises;

(the "Landlord's Conditions"). The Landlord's Condition (a) shall be removed or waived by notice in writing from the Landlord to the Tenant within five (5) business days of the Landlord's acceptance of this Offer to Lease, and the Landlord's Condition (b) shall be removed and waived in writing from the Landlord to the Tenant within five (5) business days of the Landlord receiving the 100% undivided interest, failing which this Offer to Lease shall be null and void and of no force or effect and the Deposit shall be returned to the Tenant. The Tenant acknowledges the receipt of Ten Dollars ($10.00) and other good and valuable consideration to be retained by the Tenant as consideration for keeping this Offer to Lease open for acceptance until the time for removal or waiver of the Landlord's Conditions has expired.


12.     DEPOSIT

Within two (2) business days of acceptance of this Offer to Lease by the Landlord and removal of the Tenant's and Landlord's Conditions, the Tenant shall tender a deposit cheque in the amount of Nine Hundred and Ninety Two and Seventy Seven Cents ($992.77) including GST increasing the current deposit of $3,194.73 to $4,187.50 (collectively the "Deposit"), to be held as security for the due and proper performance by the Tenant of all of the terms, covenants and conditions in the Lease, with the balance to be applied toward gross rent (including GST) for the last month of the Term. If this Offer becomes null and void, the Deposit shall be refunded to the Tenant without deduction.

The Deposit shall be paid to the Landlord at the following address:

                  BEAUREGARD HOLDINGS CORP.
                  3860 Moscrop Street
                  Burnaby, B.C. V5G 2C9


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13.     OPTION TO EXTEND TERM
If the Tenant duly and regularly pays the rent, plus GST, and performs each and every one of the covenants in the Lease to be performed and observed by the Tenant, the Tenant shall have one option to extend the Term of the Lease for a further term of two (2) years (the "Extended Term"), such option to be exercised on not less than six (6) months' and not more than twelve (12) months' written notice prior to the expiration of the Term failing which such option shall be null and void and incapable of exercise. If the Tenant exercises the option to extend the Term, the Extended Term shall be on the same terms and conditions as the initial Term of the Lease except for Basic Rent, and any incentive given to the Tenant during the initial Term, and except for this option to extend.

The Basic Rent payable by the Tenant during the Extended Term shall be negotiated and agreed upon between the Landlord and the Tenant based on the prevailing fair market Basic Rent as at the commencement of the Extended Term for similarly improved premises of similar size, quality, use and location in buildings similar to the Building, but shall in any event not be less than the Basic Rental paid during the last year of the initial Term of the Lease. If the Landlord and the Tenant are unable to agree on the Basic Rent for the Extended Term within three (3) months prior to the commencement of the Extended Term, the matter shall be determined by a single arbitrator pursuant to the provisions of the COMMERCIAL ARBITRATION ACT and in accordance with the foregoing provisions.



14.     NO REPRESENTATION / GOVERNING LAW

There are no representations, warranties, covenants or agreements, whether express or implied, related to the subject matter of this agreement save as specifically set out in this Offer to Lease. This Offer to Lease shall be governed by and construed in accordance with the laws of the province in which the Building is situated.

15.     TIME OF THE ESSENCE

Time is of the essence of this Offer to Lease and each part of it.



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16.     ACCEPTANCE

This Offer to Lease is open for acceptance for five (5) business days from the date hereof and thereafter, if not accepted, it shall be null and void.


DATED at Burnaby, B.C., this 5th day of February ,2004

THE TENANT:
IMA EXPLORATION INC.



Per:  /s/ WILLIAM LEE   /s/ NIKOLAOS CACOS             /s/ DIANE REEVES
    ------------------------------------           -----------------------------
    (Authorized Signatory)                      Witness


William Lee, CFO     Nikolaos Cacos, Corporate Secretary
----------------------------------------
      (Name and Title)

We hereby accept this Offer to Lease and agree to be bound by the terms and conditions contained herein.

DATED at Burnaby, B.C., this 5th day of February ,2004.

THE LANDLORD:

BEAUREGARD HOLDINGS CORP.

Per: /s/ JOSEPH GROSSO                              /s/ DIANE REEVES
    --------------------------------------        ------------------------------
         (Authorized Signatory)                   Witness


Joseph Grosso, Pres.
------------------------------------------
         (Name and Title)